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                                                                     EXHIBIT 5.1

                   OPINION OF BROBECK, PHLEGER & HARRISON LLP

                                September 6, 2001

Illumina, Inc.
9390 Towne Centre Drive, Suite 200
San Diego, California  92121

        Re: Registration Statement on Form S-8 for 2,458,946 Shares of Common Stock

Ladies and Gentlemen:

                We have acted as counsel to Illumina, Inc., a Delaware corporation (the "Company"), in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of
(i) an additional reserve of 1,500,000 shares of common stock (the "Shares") for issuance under the Company's 2000 Stock Plan, as amended to date (the "Option Plan"), and (ii) an additional reserve of 958,946 Shares authorized for issuance under the Company's 2000 Employee Stock Purchase Plan, as amended to date (the "Purchase Plan" and together with the Option Plan, the "Plans").

                This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

                We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the establishment of the Plans. Based on such review, we are of the opinion that, if, as and when the Shares have been issued and sold (and the consideration therefor received) in accordance with the Registration Statement and pursuant to either (i) the provisions of option agreements duly authorized under the Option Plan or (ii) duly authorized stock purchase rights granted and exercised under the Purchase Plan and in accordance with the Registration Statement, such Shares will be duly authorized, legally issued, fully paid and nonassessable.

                We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement.

                This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Plans or the Shares.

                                            Very truly yours,
                                            BROBECK, PHLEGER & HARRISON LLP